EXHIBIT 10.54

SECOND AMENDMENT AND CONSENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 30, 2021, is by and among U.S. PHYSICAL THERAPY, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, certain banks and financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of November 10, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 7.03(f) of the Credit Agreement, the Borrower is permitted to make certain acquisitions upon and subject to certain terms and conditions, provided, among other restrictions, that the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for any such acquisition shall not exceed (a) $25,000,000 for any single acquisition, and (b) when aggregated with all other acquisitions made by the Borrower and its Subsidiaries in such fiscal year, $50,000,000 in any fiscal year (such restriction, the “Consideration Cap”);

WHEREAS, it is now proposed that a Subsidiary of the Borrower, U.S. Physical Therapy, Ltd., a Texas limited partnership (“USPT”) acquire (a) 70% of the issued and outstanding capital stock of ProgressiveHealth Companies, LLC, a Delaware limited liability company, (b) 70% of the issued and outstanding capital stock of ProgressiveHealth Aviation Services, LLC, an Indiana limited liability company, and (c) 51% of the issued and outstanding capital stock of ProgressiveHealth HealthSpot, LLC, an Indiana limited liability company, for the aggregate purchase price of $63,161.800.00 at closing, with an additional $2,000,000.00 payable after closing only upon the satisfaction of certain terms and conditions (collectively, the “Progressive Acquisition”); and

WHEREAS, the Borrower has requested (a) that the Administrative Agent and the Lenders consent to the Progressive Acquisition, (b) an Incremental Facility, in accordance with the terms of Section 2.16 of the Credit Agreement, in the amount of $25,000,000.00, and (c) that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing to consent to all of the foregoing, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby deleted from Section 1.1 of the Credit Agreement: “LIBOR Replacement Date”; “LIBOR Successor Rate”; “LIBOR Successor Rate Conforming Changes”; “Pre-Adjustment Successor Rate”; “Related Adjustment”; and “SOFR”.

(b) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1) For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 3.03(c)(ii), the sum of (a) the alternate benchmark rate and

(b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or 0 above would be less than 0.25%, the Benchmark Replacement will be deemed to be 0.25% for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(i).

“Second Amendment Effective Date” means November 30, 2021.

“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

(c) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(d) The last sentence of the definition of “Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows: “As of the Second Amendment Effective Date, the Commitment of all of the Lenders shall be $150,000,000.00.”

(e) The definition of “Interest Period” set forth in Section 1.1 of the Credit Agreement is hereby amended to delete the reference to “two (2),” set forth therein.

1.2. Amendment to Section 2.12(b)(i). Section 2.12(b)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(i) Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

1.3. Amendment to Section 2.16(a). Section 2.16(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time after the Second Amendment Effective Date request an increase in the Revolving Facility by an amount (for all such requests) not exceeding $25,000,000 (an “Incremental Facility”); provided that (i) any such request for an Incremental Facility shall be in a minimum amount of $5,000,000 or any whole multiple of $500,000 in excess thereof, and (ii) the Borrower may make a maximum of four (4) such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

1.4. Amendments to Section 3.03. Sections 3.03(d) and 3.03(e) of the Credit Agreement are hereby deleted, and Section 3.03(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(c) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the  definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder  and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v) The Administrative Agent will promptly notify the Borrower and the Lenders of

(A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c). At any time (including in connection with the implementation of a Benchmark Replacement),

(A)   if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or nonrepresentative for Benchmark (including Benchmark Replacement) settings and

(B)   theAdministrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

1.5. Addition of New Section 9.13. A new Section 9.13 is hereby added to the Credit Agreement, immediately following Section 9.12 thereof, to read in its entirety as follows:

9.13 Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

1.6. Amendment to Schedule 1.01(a). Schedule 1.01(a) to the Credit Agreement is hereby replaced with the Schedule 1.01(a) attached hereto for all purposes under the Credit Agreement, and any reference to Schedule 1.01(a) in any Loan Document shall refer to the Schedule 1.01(a) attached hereto.

1.7. Amendment to Schedule 1.01(b). Schedule 1.01(b) to the Credit Agreement is hereby replaced with the Schedule 1.01(b) attached hereto for all purposes under the Credit Agreement, and any reference to Schedule 1.01(b) in any Loan Document shall refer to the Schedule 1.01(b) attached hereto.

ARTICLE II
CONSENT

2.1. Consent. Notwithstanding anything in the Credit Agreement to the contrary (including, without limitation, the Consideration Cap), and subject to the effectiveness of this Amendment, the Administrative Agent and each Lender hereby consent to the Progressive Acquisition. Other than as expressly set forth herein, nothing contained herein shall be construed as a consent to or waiver of any other term, covenant or provision of the Credit Agreement or any other Loan Document. Nothing contained herein shall affect or diminish the right of the Administrative Agent and the Lenders to require strict performance by the Borrower of each provision of each Loan Document to which the Borrower is a party, except as expressly provided herein. All terms and provisions and all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects, except as expressly provided herein.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1. Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by the Borrower, the Lenders, and the Administrative Agent.

(b) Progressive Acquisition Deliverables. The Administrative Agent shall have received such certificates, documents, and other deliverables as required under Section 7.03(f) of the Credit Agreement with respect to the Progressive Acquisition.

(c) Incremental Facility Deliverables. The Administrative Agent shall have received such certificates, documents, and other deliverables as required under Section 2.16 of the Credit Agreement with respect to the Incremental Facility.

(d) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1. Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(d) The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) No Default exists or would result from giving effect to this Amendment and the transactions contemplated hereby.

(f) Except as specifically provided in this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3. Reaffirmation of Obligations. The Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms

(a) that it is bound by all terms of the Credit Agreement applicable to it and

(b) that it is responsible for the observance and full performance of its respective Obligations.

4.4. Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5. Expenses. The Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the fees and expenses of the Administrative Agent’s legal counsel, in accordance with Section 11.04(a) of the Credit Agreement.

4.6. Further Assurances. The Borrower agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

4.8. No Actions, Claims, Etc. As of the date hereof, the Borrower hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF TEXAS.

4.10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.11. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

4.12. ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Alexander L. Rody
Senior Vice President

Second Amendment and Consent to Second Amended and Restated Credit Agreement – Signature Page
LENDERS: BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender
By:
Alexander L. Rody
Senior Vice President
Schedule 1.01(a)

SCHEDULE 1.01(a)
Certain Addresses for Notices

Borrower:
U.S. PHYSICAL THERAPY, INC.:
1300 Sam Houston Parkway, Suite 300
Houston, Texas 77042
Attention: Larry McAfee
Telephone: (713) 297-7021
Telecopier: (713) 266-0558
Electronic Mail: lmcafee@usph.com
Website Address: www.usph.com
U.S. Taxpayer Identification Number: 76.0364866

Administrative Agent:
For payments and Requests for Credit
Extensions
Bank of America
Gateway Village-900 Building
NC1-026-06-09 (MacLegal)
900 W Trade St
Charlotte, NC 28255
Account No.: 1366211001000
Ref: U.S. Physical Therapy, Inc.
ABA# 026009593

Other Notices for Administrative Agent
Bank of America
Gateway Village-900 Building
NC1-026-06-09 (MacLegal)
900 W Trade St
Charlotte, NC 28255
With a copy to:
Bank of America
TN9-120-24-03
222 2nd Ave S, Suite 2440
Nashville, TN 37201
Attn: Alex Rody
Phone: 615.749.3483
Email: alex.rody@bofa.com

L/C Issuer:
Bank of America
Gateway Village-900 Building
NC1-026-06-09 (MacLegal)
900 W Trade St
Charlotte, NC 28255
Swingline Lender:
Bank of America
Gateway Village-900 Building
NC1-026-06-09 (MacLegal)
900 W Trade St

Charlotte, NC 28255
Schedule 1.01(b)
SCHEDULE 1.01(b)
Commitments and Applicable Percentages
Lender Commitment Applicable Percentage
(Loans)
Bank of America, N.A. $150,000,000.00 100.000000000%
Total: $150,000,000.00 100.000000000%